                                                                    EXHIBIT 28.1
    PNC BANK CORP. AND SUBSIDIARIES
    Financial Highlights                                                  Page 4
    (In thousands, except ratios and per share data)


   --------------------------------------------------------------------------------------------------------
                                                               Three Months Ended      Twelve Months Ended
                                                                  December 31               December 31
                                                              --------------------     --------------------
                                                               1993         1992         1993         1992
    .......................................................................................................
    FINANCIAL PERFORMANCE
    Net interest income (taxable-equivalent basis)         $470,955     $464,039   $1,868,535   $1,700,065
    Income before cumulative effect of
      changes in accounting principles                      171,434      143,542      745,263      529,440
    Net income                                              171,434      143,542      725,870      426,939
    Earnings per common share
      Before cumulative effect of changes in accounting
      principles
        Primary                                                 .72          .61         3.14         2.36
        Fully diluted                                           .72          .61         3.13         2.34
      Net income
        Primary                                                 .72          .61         3.06         1.90
        Fully diluted                                           .72          .61         3.04         1.89
    Cash dividends declared per common share                    .32         .285        1.175         1.08
    Average common shares outstanding
      Primary                                               236,427      233,905      236,386      224,023
      Fully diluted                                         238,360      236,504      238,421      227,125
    Net interest margin                                        3.77 %       4.07 %       3.95 %       4.03 %
    Returns before cumulative effect of changes in
    accounting principles
        Return on average total assets                         1.28         1.18         1.48         1.18
        Return on average common shareholders' equity         16.52        15.74        18.89        15.03
    Returns based on net income
        Return on average total assets                         1.28         1.18         1.44          .95
        Return on average common shareholders' equity         16.52        15.74        18.40        12.47
    Average shareholders' equity to average total assets       7.79         7.52         7.86         7.68
    Net charge-offs to average loans                            .60         1.23          .66         1.15
    Provision for credit losses to net charge-offs            92.12        81.18       118.57       115.11
    Overhead ratio                                            55.46        58.62        51.66        55.76
   --------------------------------------------------------------------------------------------------------


   ----------------------------------------------------------------------------------------------------------
                                                                     December 31   September 30   December 31
                                                                            1993           1993          1992
    ..........................................................................................................
    PERIOD-END RATIOS
    Capital
      Leverage                                                              7.85 %         8.10 %       7.62 %
      Common shareholders' equity to total assets                           6.93           7.84         7.23
    Asset quality
      Nonperforming loans to total loans                                    1.15           1.53         2.14
      Nonperforming assets to total loans and foreclosed assets             1.65           2.25         3.14
      Nonperforming assets to total assets                                   .89           1.19         1.60
      Allowance for credit losses to total loans                            2.92           3.43         3.47
      Allowance for credit losses to nonperforming loans                  253.12         223.87       162.08
    BOOK VALUE PER COMMON SHARE                                           $18.34         $17.50       $15.96
    ---------------------------------------------------------------------------------------------------------




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


    PNC BANK CORP. AND SUBSIDIARIES
    Consolidated Condensed Statement of Income                           Page 5

    (In thousands)



     -----------------------------------------------------------------------------------------------
                                                         Three Months Ended     Twelve Months Ended
                                                             December 31             December 31
                                                         -------------------    -------------------
                                                         1993        1992       1993         1992
    ................................................................................................
    INTEREST INCOME
    Loans and fees on loans                          $517,005    $486,077     $1,950,937  $1,964,248
    Securities                                        279,858     324,965      1,203,151   1,203,643
    Other                                              18,338      10,858         47,032      51,080
    ................................................................................................
      Total interest income                           815,201     821,900      3,201,120   3,218,971
    ................................................................................................
    INTEREST EXPENSE
    Deposits                                          180,564     220,413        742,772   1,063,422
    Borrowed funds                                    118,427     127,089        473,116     417,336
    Notes and debentures                               54,496      20,233        156,199      80,921
    ................................................................................................
      Total interest expense                          353,487     367,735      1,372,087   1,561,679
    ................................................................................................
      Net interest income                             461,714     454,165      1,829,033   1,657,292
    Provision for credit losses                        38,692      63,060        203,944     323,531
    ................................................................................................
      Net interest income less provision for
        credit losses                                 423,022     391,105      1,625,089   1,333,761
    ................................................................................................
    NONINTEREST INCOME
    Investment management and trust                    70,269      63,656        273,849     260,113
    Service charges, fees and commissions             117,195      94,818        403,013     360,559
    Trading account profits (losses)                     (663)        579          6,785       1,717
    Net securities gains                                3,404      49,187        187,694     193,503
    Other                                              16,125      14,716         73,908      70,884
    ................................................................................................
      Total noninterest income                        206,330     222,956        945,249     886,776
    ................................................................................................
    NONINTEREST EXPENSES
    Compensation and benefits                         173,379     176,626        685,388     668,403
    Net occupancy and equipment                        60,486      51,239        229,308     206,560
    Other                                             141,784     174,820        539,030     567,452
    ................................................................................................
      Total noninterest expenses                      375,649     402,685      1,453,726   1,442,415
    ................................................................................................
      Income before income taxes and cumulative
        effect of changes in accounting principles    253,703     211,376      1,116,612     778,122
    Applicable income taxes                            82,269      67,834        371,349     248,682
    ................................................................................................
      Income before cumulative effect of
        changes in accounting principles              171,434     143,542        745,263     529,440
    Cumulative effect of changes in accounting
      principles, net of tax benefits of $5,343 and $52,804                      (19,393)   (102,501)
    ................................................................................................
      Net income                                     $171,434    $143,542       $725,870    $426,939
     -----------------------------------------------------------------------------------------------



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


    PNC BANK CORP. AND SUBSIDIARIES
    Consolidated Condensed Balance Sheet                                  Page 6
    (Dollars in millions)


    ---------------------------------------------------------------------------------------
                                                              December 31       December 31
                                                                     1993              1992
    .......................................................................................
    ASSETS
    Cash and due from banks                                        $1,817            $2,117
    Short-term investments                                            856             1,165
    Loans held for sale                                             1,392               220
    Securities available for sale                                  11,388             7,414
    Investment securities, market value of $11,716 and $13,430     11,672            13,327
    Loans, net of unearned income                                  33,308            25,817
    Allowance for credit losses                                      (972)             (897)
    .......................................................................................
      Net loans                                                    32,336            24,920
    .......................................................................................
    Other                                                           2,619             2,217
    .......................................................................................
      Total assets                                                $62,080           $51,380
    ---------------------------------------------------------------------------------------
    LIABILITIES
    Deposits
      Noninterest-bearing                                          $7,057            $5,890
      Interest-bearing                                             26,058            23,580
    .......................................................................................
      Total deposits                                               33,115            29,470
    .......................................................................................
    Borrowed funds                                                 16,062            14,736
    Notes and debentures                                            5,185             1,372
    Other                                                           3,393             2,056
    .......................................................................................
      Total liabilities                                            57,755            47,634
    .......................................................................................
    SHAREHOLDERS' EQUITY                                            4,325             3,746
    .......................................................................................
      Total liabilities and shareholders' equity                  $62,080           $51,380
    ---------------------------------------------------------------------------------------
    COMMON SHAREHOLDERS' EQUITY                                    $4,305            $3,713
    COMMON SHARES OUTSTANDING                                 234,705,237       232,573,253
    ---------------------------------------------------------------------------------------


    Effective December 31, 1993, PNC Bank Corp. adopted Statement of Financial Accounting Standards No. 115 related to accounting for and reporting of securities. As a result, shareholders' equity at December 31, 1993 includes $88 million of after-tax unrealized net securities gains.


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


    PNC BANK CORP. AND SUBSIDIARIES
    Statistical Information                                              Page 7

    AVERAGE BALANCE SHEET

    --------------------------------------------------------------------------------------
                                              Three Months Ended      Twelve Months Ended
                                                 December 31             December 31
                                             --------------------     --------------------
    In millions                               1993        1992         1993        1992
    ......................................................................................
    ASSETS
    Loans, net of unearned income
      Commercial                           $11,096     $10,405       $10,877     $10,432
      Real estate project                    1,770       1,976         1,845       2,001
      Real estate mortgage                   5,813       3,946         4,390       3,621
      Consumer                               8,279       7,799         7,974       7,531
      Other                                    925         922           873         935
    ....................................................................................
        Total loans                         27,883      25,048        25,959      24,520
    ....................................................................................
    Securities                              20,430      19,595        20,403      16,653
    Other earning assets                     1,527       1,017           978       1,019
    ....................................................................................
      Total earning assets                  49,840      45,660        47,340      42,192
    ....................................................................................
    Other                                    3,170       2,776         2,981       2,552
    ....................................................................................
      Total assets                         $53,010     $48,436       $50,321     $44,744
    ------------------------------------------------------------------------------------
    LIABILITIES
    Deposits
      Interest-bearing                     $23,981     $23,326       $23,072     $23,696
      Noninterest-bearing                    5,781       5,230         5,370       4,780
    ....................................................................................
      Total deposits                        29,762      28,556        28,442      28,476
    ....................................................................................
    Borrowed funds                          13,010      13,901        13,405      10,674
    Notes and debentures                     4,991       1,377         3,454       1,341
    Other                                    1,119         958         1,063         817
    ....................................................................................
      Total liabilities                     48,882      44,792        46,364      41,308
    ....................................................................................
    SHAREHOLDERS' EQUITY                     4,128       3,644         3,957       3,436
    ....................................................................................
      Total liabilities and shareholders   $53,010     $48,436       $50,321     $44,744
    ------------------------------------------------------------------------------------
    COMMON SHAREHOLDERS' EQUITY             $4,107      $3,610        $3,935      $3,401
    ------------------------------------------------------------------------------------




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

    PNC BANK CORP. AND SUBSIDIARIES
    Statistical Information (continued)                                  Page 8

    NONPERFORMING ASSETS

    ------------------------------------------------------------------------------------------
                                                    December 31    September 30    December 31
    In millions                                            1993            1993           1992
    ..........................................................................................
    NONACCRUAL LOANS
    Commercial                                             $181            $219           $316
    Real estate                                             175             193            213
    ..........................................................................................
      Total nonaccrual loans                                356             412            529
    ..........................................................................................
    RESTRUCTURED LOANS
    Commercial                                                6               6             11
    Real estate                                              22               2             14
    ..........................................................................................
      Total restructured loans                               28               8             25
    ..........................................................................................
      Total nonperforming loans                             384             420            554
    ..........................................................................................
    FORECLOSED ASSETS
    Commercial                                               20              34             36
    Real estate                                             150             167            230
    ..........................................................................................
      Total foreclosed assets                               170             201            266
    ..........................................................................................
      Total nonperforming assets                           $554            $621           $820
    ------------------------------------------------------------------------------------------




    ALLOWANCE FOR CREDIT LOSSES

    -------------------------------------------------------------------------------------------
                                               Three Months Ended         Twelve Months Ended
                                                  December 31                  December 31
                                               ------------------         ---------------------
    In millions                               1993          1992            1993           1992
    ...........................................................................................
    Beginning balance                         $940          $870            $897           $797
    ...........................................................................................
    Charge-offs                                (63)          (95)           (246)          (343)
    Recoveries                                  21            17              74             62
    ...........................................................................................
      Net charge-offs                          (42)          (78)           (172)          (281)
    ...........................................................................................
    Provision for credit losses                 39            63             204            324
    Acquisitions                                35            42              43             57
    ...........................................................................................
    Ending balance                            $972          $897            $972           $897
    -------------------------------------------------------------------------------------------


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